July 24, 2003

Dr. James E. Skinner
399 Autumn Drive
Bangor, PA 18013

Dear Skip:

I am writing with respect to the Purchase and Royalty Agreement that was made and entered into on October 24th 2002 by and between Vicor and you.

Section B of the Agreement states as follows,

     "B.  Except as otherwise provided herein, the purchase price shall be paid as follows:

     (1)  $50,000 upon the execution of this Agreement by both parties,

     (2)  $50,000 on the earlier to occur of (a) Vicor's receipt of 510-K approval by the Food and Drug Administration for the Cardiac Device,
          or (b) June 30th 2003, and

     (3)  $150,000 on the earlier to occur of (a) Vicor's receipt of sufficient funds from the sale or licensing of the Cardiac Device or other activities to allow Vicor to make this payment, or (b) September 30th
          2003."

We are taking the necessary steps to attempt to complete our fund raising through institutional investors as well as other means; however, that process will extend beyond September 30th 2003. Accordingly, I am writing to modify the
Purchase and Royalty Agreement Section B (2) and substitute in its place the following:

     B. (2) (a) $10,000 upon Vicor's receipt of the $500,000 investment from the
     Astri Group, (b) $20,000 upon Vicor's receipt of $1,000,000 in additional investment funds, (c) $20,000 upon Vicor's receipt of an additional
     $1,000,000 in investment funds.

Dr. James E. Skinner

July 24, 2003

Please indicate your agreement to this modification by signing where provided below and returning this Agreement to me as quickly as possible.

Cordially yours,

/s/ David H. Fater
------------------
By: David H. Fater
Its: Chief Executive Officer

DHF/dw

THE CHANGES AND REASONS TO THE PURCHASE AND ROYALTY AGREEMENT THAT ARE DISCUSSED
IN THIS LETTER WILL BE REFLECTED IN A WRITTEN AMENDMENT SIGNED BY BOTH PARTIES.

ACCEPTED AND AGREED TO THIS 24 DAY OF JULY, 2003, BY JAMES E. SKINNER AND VICOR
TECHNOLOGIES, INC.

/S/ JAMES E. SKINNER
--------------------
BY: JAMES E. SKINNER